Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. §1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Nano Nuclear Energy Inc. (the “Company”) on Form 10-K for the fiscal year ended September 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jaisun Garcha, as Chief Financial Officer and principal financial officer of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of the undersigned’s knowledge and belief, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Jaisun Garcha
Jaisun Garcha
Chief Financial Officer and Principal Financial Officer

Dated: December 18, 2025

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.